SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2003

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On October 27, 2003, Exchange Bancshares, Inc. released a condensed quarterly report and a letter to shareholders regarding third quarter 2003 earnings.  A copy of the condensed quarterly report and the letter to shareholders is attached to this report as Exhibit 99.1 and is furnished under this Item 9.

Item 12. Results of Operations and Financial Condition

On October 27, 2003, Exchange Bancshares, Inc. released a condensed quarterly report and a letter to shareholders regarding third quarter 2003 earnings.  A copy of the condensed quarterly report and the letter to shareholders is attached to this report as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  October 27, 2003

By:	/s/ THOMAS E. FUNK
Thomas E. Funk Vice President and CFO

Exhibit 99.1

Exchange Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands,	Nine months ended
except share data)	September 30,		Percent
	2003	2002	Change

Net income	$302	$(288)	N/A

Return on average assets	0.38%	(0.55)%	--
Return on average equity	4.35%	(5.51)%	--

Basic net income per common share	$0.51	$(0.49)	N/A

At Period End
Total Assets	$105,384	$110,681	(4.8)%
Total Loans	71,112	78,066	(8.9)
Total Deposits	95,588	100,047	(4.5)
Total Shareholders' Equity	9,278	10,103	(8.2)

Averages
Total Assets	$106,909	$106,653	0.2%
Total Loans	68,979	81,101	(14.9)
Total Deposits	97,062	94,842	2.3
Total Shareholders' Equity	9,239	10,515	(12.1)

Quarterly Common Share Data

	Price Range		Book	Dividend
2003	High	Low	Value	Declared
Third Quarter	$18.25	$17.35	$15.82	--
Second Quarter	18.75	17.25	15.90	$0.20
First Quarter	19.75	18.10	15.86	--

2002
Fourth Quarter	$20.00	$19.00	$15.72	$0.05
Third Quarter	20.00	19.00	17.22	--
Second Quarter	19.60	18.15	17.94	0.20
First Quarter	19.00	18.00	17.95	--

___________________________________________________________________________________________

    The Exchange Bank is located on the web at:  www.theexchangebank.com

To our Shareholders, Customers and Friends:

We are pleased to present to you this condensed Quarterly Report as of September 30, 2003.

As mentioned in prior reports to you, 2003 has been a time for reflection and rebuilding for Exchange Bancshares, Inc.  We ended up September 30th with an asset base at $105,384,000 which is close to 5% shrinkage over where we stood last year at this time.  This shrinkage in loans and deposits is a result of our continuing effort to prioritize improving the overall safe and sound condition of the Company over loan and deposit growth.  The result of this strategy has helped put the Company “back in the black” reporting $302,000 in net income as compared to a loss this time last year of $(288,000).

Net interest income after the provision for possible loan losses has increased $659,000 over last year.  While non-interest income decreased $27,000, we have made significant strides in lowering non-interest expenses (our overhead expenses) by $257,000.  This has been a tough job.  We needed to reduce our overhead expenses and increase our operational efficiencies.  Unfortunately, this has resulted in staff cuts and the requirement that fewer staff now must provide for increased customer services.  As an example, some of you will note that you may have to wait in line for a teller, where in the past there was no waiting line.  These operational efficiencies will make The Exchange Bank a better bank.  We appreciate your continued patience.  On-going efforts are underway to reduce our level of overhead to provide for a more cost efficient operation while maintaining good customer services vital to our success as an independent community bank.  Additionally, our loan department is also working very hard to increase our loan volume resulting in higher loan to deposit ratios in a safe and sound manner.  We are working very hard to achieve peer level profitability on a sustained basis.

This past summer was filled with the excitement of attending numerous fairs and festivals.  All of our staff was involved in getting out to our communities and spending quality time with hundreds of existing and potential customers.  We feel this is part of the formula that makes us a great community bank.

We would like to welcome the addition of Mark Miller and Larry Jones as new Banking Center Managers & Loan Officers of our Walbridge and Holland Offices, respectively.  Also, we welcome the addition of Jeff Roberts as our new Collections Manager.  These three experienced bankers look forward to providing you sound community banking services in the future.

We have just made the announcement that our Phase I Bank Improvement efforts structured to improve asset quality and operational efficiencies in now one year in process.  We are currently moving to Phase II which includes the hiring of a new senior management team for The Exchange Bank.  Your Board of Directors has been working very hard to make a prudent selection for the succeeding President/CEO and for the Senior Lending Officer of the Bank.  We hope to have the new management team in place by the end of this year.

The Exchange Bank is an “INDEPENDENT COMMUNITY BANK” operated by community minded people you know and trust.  We are “Your Community Bank since 1906.”

Thanks again for your loyal support and patience.  We look forward to providing you with future reports.

Jeffery A. Robb, Sr., CPA

President & CEO

Exchange Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share data)	September 30,
	2003	2002
Assets
Cash and due from banks	$2,588	$3,625
Interest-earning deposits with banks	12	32
Federal funds sold	4,119	8,017

Securities available-for-sale	23,385	16,527

Loans	71,112	78,066
Allowance for loan losses	(1,245)	(1,200)
Net loans	69,867	76,866

Premises and equipment	3,533	3,352
Other real estate owned	644	803
Accrued interest receivable	740	757
Other assets	496	702
Total Assets	$105,384	$110,681

Liabilities
Deposits
Noninterest-bearing deposits	$10,741	$10,789
Interest-bearing deposits	84,847	89,258
Total deposits	95,588	100,047

Borrowed funds	87	101
Accrued interest payable	119	188
Other liabilities	312	242
Total Liabilities	96,106	100,578

Shareholders' Equity
Common stock - 750,000 shares authorized,
586,644 issued in 2003 and 2002	2,933	2,933
Surplus	5,071	5,071
Retained earnings	1,117	1,801
Accumulated other comprehensive income	157	298
Total Shareholders' Equity	9,278	10,103

Total Liabilities and Shareholders' Equity	$105,384	$110,681

Exchange Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except share data)	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2003	2002	2003	2002
Interest Income
Loans	$1,292	$1,566	$3,866	$4,842
Investment securities	187	191	559	606
Federal funds sold and other	19	29	91	45
Total Interest Income	1,498	1,786	4,516	5,493

Interest Expense
Deposits	471	721	1,535	2,142
Borrowed funds	2	4	5	14
Total Interest Expense	473	725	1,540	2,156

Net Interest Income	1,025	1,061	2,976	3,337
Provision for loan losses	20	825	20	1,040
Net Interest Income After
Provision for Loan Losses	1,005	236	2,956	2,297

Non-interest Income
Service charges on deposits	108	96	297	280
Secondary market loan fees	14	55	86	104
Fees on sales of annuities	--	30	25	102
Net securities gains	29	19	29	19
Other income	14	21	97	56
Total Non-interest Income	165	221	534	561

Non-interest Expense
Salaries and employee benefits	530	550	1,520	1,624
Net occupancy and equipment	143	151	434	439
Other expenses	387	473	1,108	1,256
Total Non-interest Expense	1,060	1,174	3,062	3,319

Income before income taxes	110	(717)	428	(461)
Income taxes	32	(248)	126	(173)

Net income	$78	$(469)	$302	$(288)

Basic Earnings Per Share	$0.13	$(0.80)	$0.51	$(0.49)

EXCHANGE BANCSHARES, INC.

Directors

Cecil R. Adkins, Manufactured Housing and Developer

Norma J. Christen, Restaurant Owner

Mark S. Derkin, Industrial Components Distributor

Donald P. Gerke, Educator

Joseph R. Hirzel, Food Processing

Rolland I. Huss, Farmer

Marion Layman, Banker

David G. Marsh, Mortuary Owner

Edmund J. Miller, Television Broadcasting Engineer

Jeffery A. Robb, Sr., CPA, Banker

Officers

Marion Layman, Chairman

Jeffery A. Robb, Sr., President and CEO

Joseph R. Hirzel, Secretary

Thomas E. Funk, Vice President, Treasurer & CFO

Corporate Information

Corporate Office

Exchange Bancshares, Inc.

237 Main Street

P.O. Box 177

Luckey, OH  43443

(419) 833-3401

Transfer Agent

Illinois Stock Transfer Company

209 West Jackson Blvd., Suite 903

Chicago, IL  60606

(312) 427-2953 or (800) 757-5755

Fax (312) 427-2879

Stock Trading Information

Sweney Cartwright & Company

17 South High Street, Suite 300

Columbus, OH  43215

(614) 228-5391 or (800) 334-7481

McDonald and Company

One Seagate Square

Toledo, OH  43604

(419) 977-8200

THE EXCHANGE BANK

Directors

Cecil R. Adkins

Jerome A. Carpenter

Norma J. Christen

Mark S Derkin

Donald P. Gerke

Rolland I. Huss

Joseph R. Hirzel

Edmund J. Miller

Marion Layman

Jeffery A. Robb, Sr.

David G. Marsh

Officers

Rolland I. Huss, Chairman

Jeffery A. Robb, Sr., CPA, President and CEO

Rod H. Gallagher, Executive Vice President and Senior Loan Officer

Linda F. Biniker, Vice President and COO

Thomas E. Funk, Vice President and CFO

Charles M. Bailey, Vice President, Business Development,

      Human Resources Officer and Branch Manager

A. John Moore, Vice President, Secretary

Bank Branches

Luckey

235 Main Street, Luckey, OH  43443

(419) 833-3401 or (419) 535-8861

Kirk Stonerock, Asst. Vice President, Loan Officer

Kathy Meyer, Mortgage Loan Administration

Shelly Wheeler, Asst. Vice President, Loan Operations

Susan Beyer, Asst. Vice President, Branch Operations

Pam Maslak, Asst. Vice President, Security Officer

Walbridge

311 North Main Street, Walbridge, OH  43465

(419) 666-2955

Mark Miller, Branch Manager

Holland

940 Clarion Avenue, Holland, OH  43528

(419) 868-1515

Larry Johns, Branch Manager

Perrysburg

610 East South Boundary, Perrysburg, OH  43551

(419) 874-2090

Charles Bailey, Vice president, Branch Manager

Robert Walker, Asst. Vice President, Mortgage Loans

Sylvania

6401 Monroe Street, Sylvania, OH  43560

(419) 862-2145

Randy Cline, Asst. Vice President, Branch Manager